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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Notify Technology Corporation for the registration of 8,132,820 shares of its common stock of our report dated October 25, 2000 (except for Note 8, as to which the date is December 14, 2000), with respect to the financial statements of Notify Technology Corporation included in Amendment No. 1 to its Annual Report (Form 10-KSB/A) for the year ended September 30, 2000, filed with the Securities Exchange Commission.

                                                        /s/ ERNST & YOUNG LLP

San Jose, California
October 19, 2001